EXHIBIT 5.1

                  [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]




                                                February 26, 2004


Impac Mortgage Holdings, Inc.               Wilmington Trust Company
1401 Dove Street                            Rodney Square North
Newport Beach, California 92660             1100 North Market Street
                                            Wilmington, Delaware  19890-0001

Impac Funding Corporation                   Bear, Stearns & Co. Inc.
1401 Dove Street                            383 Madison Avenue
Newport Beach, California 92660             New York, New York 10179

IMH Assets Corp.                            Wells Fargo Bank, N.A.
1401 Dove Street                            9602 Old Annapolis Road
Newport Beach, California 92660             Columbia, Maryland 21045

Countrywide Securities Corporation          Deutsche Bank National Trust Company
4500 Park Granada                           1761 East St. Andrew Place
Calabasas, California  91302                Santa Ana, California 92705-4934


                  Opinion: Underwriting Agreement
                  IMH Assets Corp.
                  Collateralized Asset-Backed Bonds, Series 2004-2
                  ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller") and IMH Assets Corp. (the "Depositor") in connection with (i) the Mortgage Loan Sale and Contribution Agreement, dated as of February 26, 2004 (the "Mortgage Loan Sale Agreement"), between the Seller and the Depositor, (ii) the Amended and Restated Trust Agreement, dated as of February 26, 2004 (the "Trust Agreement"), among the Depositor, Wilmington Trust Company as owner trustee of Impac CMB Trust Series 2004-2 (the "Issuer") and Wells Fargo Bank, N.A. as certificate registrar and certificate paying agent pursuant to which the Depositor sold the Mortgage Loans to the Issuer in exchange for the trust certificates (the "Trust Certificates") evidencing the entire ownership interest in the Issuer, subject to the related Indenture described below, (iii) the Servicing Agreement, dated as of February 26, 2004 (the "Servicing Agreement"), among Impac Funding as master servicer (the "Master Servicer"), the Issuer and Wells Fargo Bank, N.A. as indenture trustee (the "Indenture Trustee"), (iv) the Custodial Agreement, dated as of February 26, 2004 (the "Custodial Agreement"), among the Indenture Trustee, the Depositor, Impac Funding and Deutsche Bank National Trust Company as custodian,
(v) the Indenture, dated as of February 26, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee relating to the Collateralized Asset-Backed Bonds, Series 2004-2 (the "Bonds") issued pursuant thereto by the Issuer and secured by the Mortgage Loans and other assets, (vi) the

IMH Assets Corp. Series 2004-2                                           Page 2.
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Underwriting Agreement, dated as of February 24, 2004 (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, Countrywide Securities Corporation ("Countrywide") and Bear, Stearns & Co. Inc. (together with Countrywide, the "Underwriters") pursuant to which the Issuer sold the Bonds to the Underwriters and (vii) the Prospectus Supplement, dated February 24, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated November 4, 2003 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"). The Mortgage Loan Sale Agreement, the Trust Agreement, the Servicing Agreement, the Custodial Agreement, the Indenture and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken

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as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each of the Agreements to which Impac Funding, the Seller or the Depositor is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein), is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against Impac Funding, the Seller or the Depositor, as the case may be.

         2. The Bonds, assuming the necessary execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against the Issuer, and are entitled to the benefits of the Indenture.

         3. With respect to each of the Depositor, the Issuer, Impac Funding and the Seller, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation applicable to the Agreements, except such as may be required under the securities laws of any State

IMH Assets Corp. Series 2004-2                                           Page 4.
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                  of the United States or such as have been obtained, effected or given.

         4. With respect to each of Impac Funding, the Seller, the Depositor and the Issuer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation applicable to the Agreements or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

         5. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         6. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         7. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any Computational Materials and ABS Term Sheets as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         8. The statements made in the Base Prospectus and in the Prospectus Supplement under the heading "Description of the Bonds", insofar as such statements purport to summarize certain provisions of the Bonds and the Indenture, provide a fair summary of such provisions. The statements made in the Base Prospectus under the headings "Legal Aspects of Mortgage Loans-Applicability of Usury Laws", and "-Alternative Mortgage Instruments" and "ERISA Considerations", to the extent that they constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Bonds offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         9. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         10. The Bonds, other than the Class M-5 Bonds, will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended,

IMH Assets Corp. Series 2004-2                                           Page 5.
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                  so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                                 Very truly yours,

                                                 /s/ Thacher Proffitt & Wood LLP